Exhibit 5.1

August 5, 2010

Board of Directors

Entech Solar, Inc.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

Re: Registration Statement on Form S-1, as amended

We have acted as counsel to Entech Solar, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of up to 37,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of rights (the “Rights”) to be distributed to holders of record of the Common Stock as of the record date for the offering of the Rights.

In connection with this opinion, we have examined originals or copies of the following documents:

(a) the Company’s certificate of incorporation, as amended and restated and in effect on the date hereof (the “Charter”);

(b) the amended and restated bylaws of the Company (the “Bylaws”);

(c) minutes and records of the corporate proceedings of the Company with respect to the distribution of the Rights, the issuance of the Common Stock and related matters;

(d) the Registration Statement on Form S-1, File No. 333-160575 (the “Registration Statement”), as amended, filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Act for the purpose of registering the Rights and the Common Stock underlying the Rights, and all exhibits and appendices thereto; and

(e) such other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In rendering the opinions expressed below, we have assumed the genuineness of all signatures on all documents that we examined, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) material to this opinion, we have relied entirely upon a certificate of an officer of the Company and have assumed, without independent inquiry, the accuracy of such certificate.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States and the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and we express no opinion with respect to any other laws. Our opinion is based on these laws as in effect on the effective date of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the matters discussed herein, including any changes in applicable law which may hereafter occur.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Rights have been duly authorized, and, when distributed as contemplated in the Registration Statement, will be validly issued and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The shares of Common Stock issuable upon exercise of the Rights have been duly authorized, and when and if such shares are issued and delivered upon the exercise and payment of the Rights in accordance with their terms as described in the Registration Statement, such shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Bingham McCutchen LLP

BINGHAM MCCUTCHEN LLP